EXHIBIT NO. 23.1

                          Consent of Ernst & Young LLP

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated November 12, 1999, with respect to the consolidated financial statements of Chell Group Corporation (formerly named Networks North Inc.) included in its Annual Report (Form 10-K) for the year ended August 31, 2001 and filed with the Securities and Exchange Commission on November 30, 2001, in the Registration Statement (Form S-8) of Chell Group Corporation pertaining to the registration of 11,000 shares of its common stock which will be issued to a consultant.


                                        /s/ Ernst & Young LLP
Toronto, Canada,
March 25, 2002                          Chartered Accountants